BYLAWS OF

                        SYMONS INTERNATIONAL GROUP, INC.

                           (As Restated July 29, 1996)


ARTICLE I                  SHAREHOLDERS
Section 1.                 Annual Meeting
                           An Annual Meeting of the Shareholders shall be held at such hour as shall be designated by the Board of Directors on the third Thursday of May, or such other date within five (5) months after the close of the fiscal year of the Corporation as the Board of Directors may select, in each year for the purpose of electing Directors for the terms hereinafter provided and for the transaction of such other business as may properly come before the meeting. If the day fixed for the Annual Meeting shall be a legal holiday in the State of Indiana, such meeting shall be held on the next succeeding full business day.

Section 2.                 Special Meetings.
                           Special meetings of the Shareholders may be called by the Chief Executive Officer, by the Board of Directors, or by Shareholders holding not less than a majority of all votes entitled to be cast on any issue to be considered at the special meeting who sign, date and deliver to the Secretary of the Corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Only business within the purpose or purposes described in the meeting notice may be conducted at a special Shareholders' meeting.

Section 3.                 Place Of Meetings.
                           All meetings of Shareholders shall be held at the principal office of the Corporation in Indianapolis, Indiana, or at such other place, either within or without the State of Indiana, as may be designated by the Board of Directors.

Section 4.                 Notice Of Meetings.
                           A written or printed notice, stating the place, day and hour of the meeting, and in the case of a special meeting or when required by law or by the Articles of Incorporation or these Bylaws, the purpose or purposes for which the meeting is called, shall be delivered or mailed or sent by facsimile transmission by or at the direction of the Secretary no fewer than ten (10) days nor more than sixty (60) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting at such address as appears upon the stock records of the Corporation.


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Section 5.                 Quorum.
                           Unless otherwise provided by the Articles of Incorporation or these Bylaws, at any meeting of Shareholders, the majority of the outstanding shares entitled to vote at such meeting, represented in person or by proxy or by any means of communication by which all Shareholders participating in the meeting may simultaneously hear each other during the meeting, shall constitute a quorum. If less than a majority of such shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

Section 6.                 Adjourned Meetings.
                           At any adjourned meeting at which a quorum shall be represented, any business may be transacted as might have been transacted at the meeting as originally notified. If a new record date is or must be established pursuant to law, notice of the adjourned meeting must be given to persons who are Shareholders as of the new record date.

Section 7.                 Proxies.
                           At all meetings of Shareholders, a Shareholder may vote either in person or by proxy executed in writing by the Shareholder or a duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 8.                 Voting Of Shares.
                           Except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws, every Shareholder shall have the right at every Shareholders' meeting to one vote for each share standing in his name on the books of the Corporation on the date established by the Board of Directors as the record date for determination of Shareholders entitled to vote at such meeting.

Section 9.                 Order Of Business.
                           The order of business at each Shareholders' meeting shall be established by the person presiding at the meeting.

Section 10.                Notice Of Shareholder Business.
                           At any meeting of the Shareholders, only such business may be conducted as shall have been properly brought before the meeting, and as shall have been determined to be lawful and appropriate for consideration by Shareholders at the meeting. To be properly brought before a meeting, business must be:

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                           (a)      specified in the notice of meeting  given in
                                    accordance with Section 4 of this Article I;

                           (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the Chief Executive Officer; or

                           (c)      otherwise   properly   brought   before  the
                                    meeting by a shareholder.

                           For business to be properly brought before a meeting by a Shareholder pursuant to clause (c) above, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Shareholder's notice must be delivered to or mailed and received at the principal office of the Corporation not less than fifty (50) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than sixty (60) days' notice of the date of the meeting is given to shareholders, notice by the Shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was given. A Shareholder's notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the meeting:

                           (a) a brief description of the business desired to be brought before the meeting;

                           (b)      the name and address,  as they appear on the
                                    Corporation's    stock   records,   of   the
                                    Shareholder proposing such business;

                           (c) the class and number of shares of the Corporation which are beneficially owned by the Shareholders; and

                           (d) any interest of the Shareholder in such business.

                           Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 10. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not brought before the meeting in accordance with the Bylaws, or that business was not lawful or appropriate for consideration by Shareholders at the meeting, and if he should so determine, he shall so declare to the meeting and any such business shall not be transacted.

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Section II.                Notice Of Shareholder Nominees.
                           Nominations of persons for election to the Board of Directors of the Corporation may be made at any meeting of Shareholders by or at the direction of the Board of Directors or by any Shareholder of the Corporation entitled to vote for the election of Directors at the meeting. Shareholder nominations shall be made pursuant to timely notice given in writing to the Secretary of the Corporation in accordance with Section 10 of this Article I. Such Shareholder's notice shall set forth, in addition to the information required by Section 10, as to each person whom the Shareholder proposes to nominate for election or re-election as a Director:

                           (a)      the  name,   age,   business   address   and
                                    residence address of such person;

                           (b) the principle occupation or employment of such person;

                           (c) the class and number of shares of the Corporation which are beneficially owned by such person;

                           (d) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person's written consent to being name in the Proxy Statement as a nominee and to serving as a Director if elected); and

                           (e) the qualifications of the nominee to serve as a Director of the Corporation.

                           No Shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 11. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a Shareholder nomination was not made in accordance with the Bylaws and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 12.                Control Share Acquisition.
                           As used in this Section 12, the terms, "control shares" and "control share acquisition" shall have the same meanings as set forth in Indiana Code
                           Section 23-1-42-1, et. seq. (the "Act"). Control shares of the Corporation acquired in a control share acquisition shall have only such voting rights as are conferred by the Act. Control shares of the Corporation acquired in a control share acquisition with respect to which the acquiring person has not filed with the Corporation the statement required by the Act may, at any time

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                           during  the period  ending  sixty (60) days after the
                           last acquisition of control shares by the acquiring person, be redeemed by the Corporation at the fair value thereof pursuant to procedures authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.


ARTICLE II                 BOARD OF DIRECTORS
Section 1.                 General Powers, Number Classes And Tenure.
                           The business of the Corporation shall be managed by a Board of Directors. The number of Directors which shall constitute the whole Board of Directors of the Corporation shall be seven (7). The number of Directors may be increased or decreased from time to time by amendment of these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director. The Directors shall be divided into three classes, each class to consist, as nearly as may be, of one-third of the number of Directors then constituting the whole Board of Directors, with one class to be elected annually by Shareholders for a term of three (3) years, to hold office until their respective successors are elected and qualified; except that:

                           (a) the terms of office of Directors initially elected shall be staggered so that the term of office of one class shall expire in each year;

                           (b) the term of office of a Director who is elected by either the Directors or Shareholders to fill a vacancy in the Board of Directors shall expire at the end of the term of office of the succeeded Director's class or at the end of the term of office of such other class as determined by the Board of Directors to be necessary or desirable in order to equalize the number of Directors among the classes; and

                           (c) the Board of Directors may adopt a policy limiting the time beyond which certain Directors are not to continue to serve, the effect of which may be to produce classes of unequal size or to cause certain directors either to be nominated for election for a term of less than three (3) years or to cease to be a Director before expiration of the term of the Director's class.

                           In case of any increase in the number of Directors, the additional Directors shall be distributed among the several classes to make the size of the classes as equal as possible.

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Section 2.                 Regular Meetings.
                           A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as the Annual Meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Indiana, for the holding of additional regular meetings without other notice than such Resolution.

Section 3.                 Special Meetings.
                           Special meetings of the Board of Directors may be called by the Chief Executive Officer. The Secretary shall call special meetings of the Board of Directors when requested in writing to do so by a majority of the members thereof. Special meetings of the Board of Directors may be held within or without the State of Indiana.

Section 4.                 Notice Of Meetings.
                           Except as otherwise provided in these Bylaws, notice of any meeting of the Board of Directors shall be given not less than two (2) days before the date fixed for such meeting by oral, telegraphic, telephonic, electronic or written communication stating the time and place thereof and delivered personally to each member of the Board of Directors or telegraphed or mailed to him at his business address as it appears on the books of the Corporation; provided, that in lieu of such notice, a director may sign a written waiver of notice either before the time of the meeting, at the time of the meeting or after the time of the meeting.

Section 5.                 Quorum.
                           A  majority   of  the  whole   Board  of   Directors,
                           represented in person or by any means of communication by which all Directors participating may simultaneously hear each other, shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 6.                 Manner Of Acting.
                           The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the Articles of Incorporation or these Bylaws. Unless otherwise provided by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if such action is evidenced by one or more written consents, describing the action taken, signed by all members of the Board of Directors and such written consent is filed with the minutes

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                           of  proceedings  of the  Board of  Directors.  Action
                           taken by means of a written consent is effective when the last member of the Board of Directors signs a written consent, unless the written consent specifies
                           a  different  prior  or  subsequent   date.   Written
                           consents  may  be  signed  in  counterparts.   Unless
                           otherwise provided by the Articles of Incorporation, any or all members of the Board of Directors may participate in a meeting of the Board of Directors by
                           means   of  a   conference   telephone   or   similar
                           communications   equipment   by  which  all   persons
                           participating  in the  meeting can  communicate  with
                           each  other,   and   participation   in  this  manner
                           constitutes presence in person at the meeting.

Section 7.                 Vacancies.
                           Except as otherwise provided in the Articles of Incorporation, any vacancy occurring in the Board of Directors may be filled by a majority vote of the remaining Directors, though less than a quorum of the Board of Directors, or, at the discretion of the Board of Directors, any vacancy may be filled by a vote of the Shareholders.

Section 8.                 Notice To Shareholders.
                           Shareholders shall be notified of any increase in the number of Directors and the name, address, principal occupation and other pertinent information about any Director elected by the Board of Directors to fill any vacancy. Such notice shall be given the next mailing sent to Shareholders following any such increase or election, or both, as the case may be.


ARTICLE III                OFFICERS
Section 1.                 Elected Officers.
                           The elected Officers of the Corporation shall be a Chief Executive Officer, President, a Secretary and a Treasurer and may also include a Chairman of the Board, a Vice Chairman, one or more Vice Presidents as the Board of Directors may determine and such other Officers as the Board of Directors may determine. The Chairman of the Board and the Vice Chairman, if any, shall be chosen from among the Directors. Any two or more offices may be held by the same person.

Section 2.                 Appointed Officers.
                           The appointed Officers of the Corporation shall be a Controller and one or more Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries and Assistant Controllers.

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Section 3.                 Election Or Appointment And Term Of Office.
                           The elected Officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each Annual Meeting of the Shareholders. The appointed Officers of the Corporation shall be appointed annually by the Chief Executive Officer immediately following the first meeting of the Board of Directors held after each Annual Meeting of the Shareholders. Additional elected Officers may be elected at any regular or special meeting of the Board of Directors to serve until the regular meeting of the Board held after the next Annual Meeting of Shareholders and additional appointed Officers may be appointed by the Chief Executive Officer at any time to serve until the next annual appointment of Officers. Each officer shall hold office until his successor shall have been duly elected or appointed and shall have been qualified or until his death or until he shall resigned or retire or shall have been removed.

Section 4.                 Removal.
                           Any Officer may be removed by the Board of Directors and any appointed Officer may be removed by the Chief Executive Officer, whenever in their judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5.                 Vacancies.
                           A vacancy in the office of Chief Executive Officer, President, Secretary or Treasurer because of death, resignation, retirement, removal or otherwise, shall be filled by the Board of Directors, and a vacancy in any other elected office may be filled by the Board of Directors.

Section 6.                 Chief Executive Officer.
                           The Chief Executive Officer of the Corporation shall be, subject to the Board of Directors, in general charge of the affairs of the Corporation. The Chief Executive Officer shall also have the authority to contract loans and issue evidences of indebtedness on behalf of the Corporation on a per transaction basis in a principal amount not in excess of One Million ($1,000,000) Dollars. In the absence of the Chairman of the Board, or if such office be vacant, the Chief Executive Officer shall have all the powers of the Chairman of the Board and shall perform all his duties.

Section 7.                 Chairman Of The Board.
                           The Chairman of the Board shall preside at all meetings of the Shareholders and of the Board of Directors at which he may be present and shall have such other powers and duties as may be determined by the Board of Directors.

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Section 8.                 Vice Chairman.
                           The Vice Chairman, if any, shall have such powers and duties as may be determined by the Board of Directors or the Chief Executive Officer.

Section 9.                 President.
                           The President shall have such powers and duties as may be determined by the Board of Directors or the Chief Executive Officer.

Section 10.                Vice Presidents.
                           A Vice President shall perform such duties as may be assigned by the Chief Executive Officer or the Board of Directors. In the absence of the President and in accordance with such order of priority as may be established by the Board of Directors, he may perform the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

Section 11.                Assistant Vice Presidents.
                           An Assistant Vice President shall perform such duties as may be assigned by the Chief Executive Officer or the Board of Directors.

Section 12.                Secretary.
                           The Secretary shall (a) keep the minutes of the shareholders' and Board of Directors' meetings in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, (c) be custodian of the corporate records and of the seal, if any, of the corporation, and (d) in general perform all duties incident to the Office of Secretary and such other duties as may be assigned by the Chief Executive Officer or the Board of Directors.

Section 13.                Assistant Secretaries.
                           In the absence of the Secretary, an Assistant Secretary shall have the power to perforrn his duties including the certification, execution and attestation of corporate records and corporate instruments. Assistant Secretaries shall perform such other duties as may be assigned to them by the Chief Executive Officer or the Board of Directors.

Section 14.                Treasurer.
                           The  Treasurer  shall (a) have  charge and custody of
                           all funds and securities of the corporation, (b) receive and give receipts for the monies due and payable to the corporation from any source whatsoever, (c) deposit all such monies in the name of the corporation in such depositories as are selected by the Board of Directors or Chief Executive Officer, and (d) in general perform all duties incident to the Office of Treasurer and such other duties as may be

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                           assigned by the Chief Executive  Officer or the Board
                           of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such form and with such surety or sureties as the Board of Directors shall determine.

Section 15.                Assistant Treasurers.
                           In the absence of the Treasurer, an Assistant Treasurer shall have the power to perform his duties. Assistant treasurers shall perform such other duties as may be assigned to them by the Chief Executive Officer or the Board of Directors.

Section 16.                Controller.
                           The Controller shall perform such duties as may be assigned by the Chief Executive Officer or the Board of Directors.

Section 17.                Assistant Controller.
                           In the absence of the Controller, an Assistant Controller shall have the power to perform his duties. Assistant Controllers shall perform such other duties as may be assigned to them by the Chief Executive Officer or the Board of Directors.


ARTICLE IV                 COMMITTEES
Section 1.                 Board Committees.
                           The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, from time to time designate from among its members one or more Committees each of which, to the extent provided in such resolution and except as otherwise provided by law, shall have and exercise all the authority of the Board of Directors. Each such Committee shall serve at the pleasure of the Board of Directors. The designation of any such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law, Each such Committee shall keep a record of its proceedings and shall adopt its own rules of procedure. It shall make such reports to the Board of Directors of its actions as may be required by the Board.

Section 2.                 Advisory Committees.
                           The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, from time to time designate one or more Advisory Committees, a majority of whose members shall be Directors. An Advisory Committee shall serve at the pleasure of the Board of Directors, keep a record of its proceeding and adopt its own rules of procedure. It shall make such reports to the Board of Directors of its actions as may be required by the Board.

Section 3.                 Manner Of Acting.
                           Unless otherwise provided by the Articles of Incorporation, any action required or permitted to be taken at any meeting of a Committee established under this Article IV may be taken without a meeting if such action is evidenced by one or more written consents, describing the action taken, signed by all members of the Committee, and such written consent is filed with the minutes of proceedings of the Committee. Action taken by means of a written consent is effective when the last member of the Committee signs a written consent, unless the written consent specifies a different prior or subsequent date. Written consents may be signed in counterparts. Unless otherwise provided by the Articles of Incorporation, any or all members of such Committee may participate in a meeting of the Committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other, and participation in this manner constitutes presence in person at the meeting.


ARTICLE V.                 CORPORATE INSTRUMENTS AND LOANS.
Section 1.                 Corporate Instruments.
                           The Board of Directors may authorize any Officer or Officers to execute and deliver any instrument in the name of or on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2.                 Loans.
                           No loans the principal amount of which is in excess of One Million Dollars ($1,000,000) shall be contracted on behalf of the corporation and no evidences of indebtedness the principal amount of which is in excess of One Million Dollars ($1,000,000) shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.


ARTICLE VI                 STOCK CERTIFICATES, TRANSFER OF SHARES, STOCK
                           RECORDS
Section 1.                 Certificates For Shares.
                           Each shareholder shall be entitled a certificate, signed by the Chief Executive Officer, President or a Vice President and the Secretary or any Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. If such certificate is countersigned by the written signature of a transfer agent other than the corporation or its employee, the signatures of the Officers of the corporation may be facsimiles. If such certificate is countersigned by the written signature of a registrar other than the corporation or its employee, the signatures of the transfer agent and the

                           Officers of the corporation may be facsimiles. In case any Officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer, transfer agent, or registrar before, such certificate is issued, it may be issued by the corporation with the same effect as if he were such Officer, transfer agent, or registrar at the date of its issue. Certificates representing shares of the corporation shall be in such form consistent with the laws of the State of Indiana as shall be determined by the Board of Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the corporation.

Section 2.                 Transfer Of Shares.
                           Transfer of shares of the corporation shall be made on the stock transfer records of the corporation by the holder of record thereof or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the corporation, and, except as otherwise provided in these Bylaws, on surrender for cancellation of the certificates for such shares.

Section 3.                 Lost, Destroyed Or Wrongfully Taken Certificates.
                           Any person claiming a certificate of stock to have been lost, destroyed or wrongfully taken, and who requests the issuance of a new certificate before the corporation has notice that the certificate alleged to have been lost, destroyed or wrongfully taken has been acquired by a bona fide purchaser, shall make an affidavit of that fact and shall give the corporation and its transfer agents and registrars a bond of indemnity with unlimited liability, in form and with one or more corporate sureties satisfactory to the Chief Executive Officer or Treasurer of the corporation (except that the Chief Executive Officer or Treasurer may authorize the acceptance of a bond of different amount, or a bond with personal surety thereon,, or a personal agreement of indemnity), whereupon in the discretion of the Chief Executive Officer or the Treasurer and except as otherwise provided by law a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, destroyed or wrongfully taken. In lieu of a separate bond of indemnity in each case, the Chief Executive Officer of the corporation may accept an assumption of liability under a blanket bond issued in favor of the corporation and its transfer agents and registrars by one or more corporate sureties satisfactory to him.

Section 4.                 Transfer Agent And Registrars.
                           The Board of Directors by resolution may appoint a transfer agent or agents or a registrar or registrars of transfer, or both. All such appointments shall confer such powers, rights, duties and obligations consistent with the laws of the State of Indiana as the Board of Directors shall determine. The Board of Directors may appoint the Treasurer of the corporation and one or more Assistant Treasurers to serve as transfer agent or agents. Any signature required of a transfer agent or registrar may be accomplished manually or by facsimile.

Section 5.                 Record Date.
                           For the purposes of determining Shareholders entitled to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as a record date for any such determination of Shareholders, such date in any case to be not more than seventy days (70) before the meeting or action requiring a determination of Shareholders.


ARTICLE VII                LIABILITY.
Section 1. No person or his personal representatives shall be liable to the corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by such person in good faith as an Officer or employee of the corporation, or a director, officer, partner. trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, which he serves or served at the request of the corporation, if such person (a) exercised and used the same degree of care and skill as a prudent man would have exercised and used under like circumstances, charged with a like duty, or (b) took or omitted to take such action in reliance upon advice of counsel for the corporation or such enterprise or upon statements made or information furnished by persons employed or retained by the corporation or such enterprise upon which he had reasonable grounds to rely. The foregoing shall not be exclusive of other rights and defenses to which such person or his personal representatives may be entitled under law.


ARTICLE VIII               INDEMNIFICATION
Section 1.                 Actions By A Third Party.
                           The corporation shall, to the fullest extent to which it is empowered to do so by the Indiana Business Corporation Law, or any other applicable laws, as from time to time in effect, indemnify any person who is or was a party, or is threatened to be made a defendant or respondent, to a proceeding, including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than actions by or in the right of the corporation), and whether formal or informal, who is or was a Director, Officer, employee, or agent of the corporation or who, while a Director, Officer, employee, or agent of the corporation, is or was serving at the corporation's request as a Director, Officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, against:

                           (a) any reasonable expenses (including attorneys' fees) incurred with respect to a proceeding, if such person is wholly successful on the merits or otherwise in the defense of such proceeding, or

                           (b) judgments, settlements, penalties, fines (including excise taxes assessed with respect to employee benefit plans) and reasonable expenses (including attorneys' fees) incurred with respect to a proceeding where such person is not wholly successful on the merits or otherwise in the defense of the proceeding if:

                                    (i)      the  individual's  conduct  was  in
                                             good faith; and

                                    (ii)    the individual reasonably believed:

                                            (A)  in the case of  conduct  in
                                                 the  individual's  official
                                                 capacity   as  a  Director,
                                                 Officer,  employee or agent
                                                 of  the  corporation,  that
                                                 the  individual's   conduct
                                                 was  in  the  corporation's
                                                 best interests; and

                                            (B)  in  all other cases, that the
                                                 individual's conduct was at
                                                 least not opposed to the
                                                 corporation's best interests;
                                                 and

                                    (iii)   in the case of any criminal
                                            proceeding, the individual either:

                                            (A)  had reasonable cause to believe
                                                 the individual's conduct was
                                                 lawful; or

                                            (B)  had no reasonable  cause to
                                                 believe  the   individual's
                                                 conduct was unlawful.

                           The termination of a proceeding by a judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the Director, Officer, or employee did not meet the standard of conduct described in this Section.

Section 2.                 Actions By Or In The Right Of The Corporation.
                           The corporation shall, to the fullest extent to which it is empowered to do so by the Indiana Business Corporation Law, or any other applicable laws, as from time to time in effect, indemnify any person who is or was a party, or is threatened to be made a defendant or respondent, to a proceeding, including any threatened, pending or completed action, suit or proceeding, by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a Director, Officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a Director, Officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, against any reasonable expenses (including attorneys' fees):

                           (a) if such person is wholly successful on the merits or otherwise in the defense of such proceeding, or

                           (b)      if not wholly successful:

                                    (i)      the  individual's  conduct  was  in
                                             good faith; and

                                    (ii)    the individual reasonably believed:

                                            (A)      in the case of  conduct  in
                                                     the  individual's  official
                                                     capacity   as  a  Director,
                                                     Officer, or employee of the
                                                     corporation,    that    the
                                                     individual's conduct was in
                                                     the   corporation's    best
                                                     interests; and

                                            (B)      in all  other  cases,  that
                                                     the  individual's   conduct
                                                     was at least not opposed to
                                                     the   corporation's    best
                                                     interests.

Section 3. Methods Of Determining Whether Standards For Indemnification Have Been Met.
                           Any  indemnification  under  Sections  1 or 2 of this
                           Article VIII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in
                           Section 1 or 2. In the case of

                           Directors of the corporation such determination shall be made by any one of the following procedures:

                           (a) by the Board of Directors by a majority vote of a quorum consisting, of Directors not at the time parties to the proceeding;

                           (b) if a quorum cannot be obtained under (a), by majority vote of a Committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to the proceeding; or

                           (c)      by special legal counsel:

                                    (i)      selected by the Board of  Directors
                                             or  a  Committee   thereof  in  the
                                             manner proscribed in (a) or (b); or

                                    (ii)    if  a   quorum   of  the   Board  of
                                            Directors  cannot be obtained  under
                                            (a)  and  a   Vommittee   cannot  be
                                            designated under (b),  selected by a
                                            majority  vote of the full  Board of
                                            Directors   (in   which    selection
                                            directors   who  are   parties   may
                                            participate).

                           In the case of persons who are not Directors of the corporation, such determination shall be made (a) by the Chief Executive Officer of the corporation or (b) if the Chief Executive Officer so directs or in his absence, in the manner such determination would be made if the person were a Director of the corporation.

Section 4.                 Good Faith Defined.
                           For purposes of any determination under Section 1 or 2, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in such Section if his action is based on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (1) one or more Officers or employees of the corporation or another enterprise whom he reasonably believes to be reliable and competent in the matters presented; (2) legal counsel, public accountants, appraisers or other persons as to matters he reasonably believes are within the person's professional or expert competence; or (3) a Committee of the Board of Directors of the corporation or another enterprise of which the person is not a member if he reasonably believes the Committee merits confidence. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a Director, Officer, partner, trustee, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Section 1 or 2.

Section 5.                 Advancement Of Defense Expenses.
                           The corporation shall pay for or reimburse the reasonable expenses incurred by a Director, Officer, employee or agent who is a party to a proceeding described in Section 1 or 2 of this Article VIII in advance of the final disposition of said proceeding if:

                           (a) the Director, Officer, employee or agent furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in
                                    Section 1 or 2; and

                           (b) the Director, Officer, employee or agent furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that the Director, Officer, employee or agent did not meet the standard of conduct; and

                           (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under
                                    Section 1 or 2.

                           The undertaking required by this Section 5 must be an unlimited general obligation of the Director, Officer, employee or agent but need not be secured and may be accepted by the corporation without reference to the financial ability of such person to make repayment.

Section 6.                 Non-Exclusiveness Of Indemnification.
                           The indemnification and advancement of expenses provided for or authorized by this Article VIII do not exclude any other rights to indemnification or advancement of expenses that a person may have under:

                           (a) the corporation's Articles of Incorporation or Bylaws;

                           (b) any resolution of the Board of Directors or the Shareholders of the corporation;

                           (c)      any  other  authorization   adopted  by  the
                                    Shareholders;

                           (d) any Director and Officer insurance policy, or any other type of insurance policy; or

                           (e) otherwise as provided by law, both as to such person's actions in his capacity as a Director, Officer, employee or agent of the corporation and as to actions in another capacity while holding such office.

                           Such indemnification shall continue as to a person who has ceased to be a Director, Officer, or employee, and shall inure to the benefit of the heirs and personal representatives of such person.

Section 7.                 Vested Right To Indemnification.
                           The right of any individual to indemnification under this Article VIII shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section I or 2 and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions. Notwithstanding the foregoing, the indemnification afforded under this Article VIII shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless of the fact that such alleged acts or omissions may have occurred prior to the adoption of this Article VIII. To the extent such prior acts or omissions cannot be deemed to be covered by this
                           Article VIII, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.

Section 8.                 Insurance.
                           The corporation may purchase and maintain insurance covering any person who is or was a Director, Officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a Director, Officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a Director, Officer, employee or agent, whether or not the corporation would have power to indemnify the individual against the same liability under this
                           Article VIII.

Section 9.                 Additional Definitions.
                           For purposes of this Article VIII, references to the corporation shall include any domestic or foreign predecessor entity of the corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                           For purposes of this Article VIII, "serving an employee benefit plan at the request of the corporation" shall include any service as a Director, Officer, employee or agent of the corporation which imposes duties on, or involves services by, such Director, Officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner it "not opposed to the best interest of the corporation" referred to in this Article VII.

                           For purposes of this Article VIII, "official capacity", when used with respect to a Director, shall mean the Office of Director of the corporation; and when used with respect to an individual other than a Director, shall mean the office in the corporation held by the Officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan. or other enterprise, whether for profit or not.

Section 10.                Payments A Business Expense.
                           Any payments made to any indemnified party under this
                           Article VIII or under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the corporation, and payment thereof shall not subject any person responsible for the payment, or the Board of Directors, to any action for corporate waste or to any similar action.


ARTICLE IX                 Amendments.

Section 1. These bylaws may be altered, amended or repealed and new bylaws may be made by a majority of the whole Board of Directors at any regular or special meeting of the Board of Directors.